UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2011

Date of Report (Date of earliest event reported)

STATMON TECHNOLOGIES CORP.

 (Exact name of registrant as specified in its charter)

Nevada	000-09751	83-0242652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

440 Redondo Ave., Suite 206
Long Beach CA  90814
 (Address of principal executive offices)

(847) 604-5366

 (Registrant’s telephone number, including area code)

3000 Lakeside Drive, Suite 300S
Bannockburn, IL 60015

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation from the Board

On November 18, 2011, Mr. Robert B. Fields and Dr. Leonard Silverman resigned as members of the Board of Directors (the “Board”) of Statmon Technologies Corp (the “Company”). At the time of his resignation, Mr. Fields was the Chairman of the Board’s Audit Committee and a member of the Board’s Compensation committee.  At the time of his resignation, Dr. Silverman was the Chairman of the Board’s Compensation Committee and a member of the Board’s Audit committee.  Both resignations were not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATMON TECHNOLOGIES CORP.

DATE: December 9, 2011
	By:	/s/ Geoffrey P. Talbot
Geoffrey P. Talbot
President, Chief Executive Officer and Chief Financial Officer